Exhibit 3.12

BYLAWS

OF

BTI TELECOM CORP.

1.    OFFICES

1.1    Registered Office

The initial registered office of the corporation shall be in Wake County, North Carolina, and the initial registered agent in charge thereof shall be Corporation Service Company.

1.2    Other Offices

The corporation may also have offices at such other places, both within and without the State of North Carolina, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the corporation.

2.    MEETINGS OF SHAREHOLDERS

2.1    Place of Meetings

All meetings of the shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairperson or the President.

2.2    Annual Meetings

Unless directors are elected by written consent in lieu of an annual meeting, the corporation shall hold annual meetings of shareholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairperson or the President, at which shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

2.3    Special Meetings

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairperson or the President.

2.4    Notice of Meetings

Written notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting, by mail, by or at the direction of the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice, when mailed, shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. When a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken unless a new record date for the adjourned meeting is or must be fixed, in which event notice shall be given to shareholders as of the new record date.

2.5    Waivers of Notice

Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting, (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

2.6    Business at Special Meetings

Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.7    List of Shareholders

After the record date for a meeting of shareholders has been fixed, at least ten (10) days before such meeting, the officer who has charge of the stock ledger of the corporation shall make a list of all shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and shares held by each shareholder. For a period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, this list shall be available at the corporation’s principal office for inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

2.8    Quorum at Meetings

Shareholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Articles of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

2.9    Voting and Proxies

Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney-in-fact. Any appointment in the form of an electronic record that may be reproduced in paper form by an automated process and bears the shareholder’s electronic signature, including a photocopy, telegram, cablegram, facsimile transmission, or email shall be deemed a valid appointment form. In addition, by resolution of the Board of Directors, the corporation may permit a shareholder to appoint one or more proxies by any kind of telephonic transmission, even if not accompanied by written communication, under circumstances or together with information from which the corporation can reasonably assume that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

2.10    Required Vote

When a quorum is present at any meeting of shareholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Articles of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.11    Action Without a Meeting

Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

3.    DIRECTORS

3.1    Powers

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things, subject to any limitation set forth in the Articles of Incorporation or as otherwise may be provided in the North Carolina Business Corporation Act.

3.2    Number and Election

The number of directors which shall constitute the whole board shall be three (3).

3.3    Nomination of Directors

The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any corporation shareholder, provided such other nomination(s) are submitted in writing to the Secretary of the corporation no later than ninety (90) days prior to the meeting of shareholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the corporation’s stock owned, directly or indirectly, by the nominator. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.4 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Directors need not be shareholders.

3.4    Vacancies

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

3.5    Meetings

3.5.1    Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.5.2    Special Meetings

Special meetings of the Board may be called by the President or two of the directors. The notice need not describe the purpose of a special meeting.

3.5.3    Telephone Meetings

Members of the Board of Directors may participate in a meeting of the board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.5.4    Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more consents in writing describing the action taken, signed by each director, and delivered to the corporation for inclusion in the minute book.

3.5.5    Waiver of Notice of Meeting

A director may waive any notice required by statute, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.6    Quorum and Vote at Meetings

At all meetings of the board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

3.7    Committees of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the North Carolina Business Corporation Act and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

3.8    Compensation of Directors

The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

4.    OFFICERS

4.1    Positions

The officers of the corporation shall be a Chairperson, a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairmen, Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. As set forth below, each of the Chairperson, President, and/or any Vice President may execute bonds, mortgages and other contracts under the seal of the corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

4.2    Chairperson

The Chairperson shall (when present) preside at all meetings of the Board of Directors and shareholders, and shall ensure that all orders and resolutions of the Board of Directors and shareholders are carried into effect. The Chairperson may execute bonds, mortgages and other contracts, under the seal of the corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

4.3    President

The President shall be the chief operating officer of the corporation and shall have full responsibility and authority for management of the day-to-day operations of the corporation. The President may execute bonds, mortgages and other contracts, under the seal of the corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

4.4    Vice President

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

4.5    Secretary

The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the shareholders and for authenticating records of the corporation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the corporation.

4.6    Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

4.7    Treasurer

The Treasurer shall be the chief financial officer of the corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the corporation. The Treasurer shall render to the Chairperson, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the corporation.

4.8    Assistant Treasurer

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

4.9    Term of Office

The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.10    Compensation

The compensation of officers of the corporation shall be fixed by the Board of Directors.

5.    CAPITAL

5.1    Certificates of Stock; Uncertificated Shares

The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the corporation by the Chairperson, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2    Lost Certificates

The Board of Directors, Chairperson, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the board or such officer shall require and/or to give the corporation a bond or indemnity, in such sum or on such terms and conditions as the board or such officer may direct, as indemnity against any claim that may be made against the corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

5.3    Record Date

5.3.1    Actions by Shareholders

In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

5.3.2    Payments

In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4    Shareholders of Record

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner,

and to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the North Carolina Business Corporation Act.

6.    INDEMNIFICATION; INSURANCE

6.1    Authorization of Indemnification

In addition to any indemnification required or permitted by law, and except as otherwise provided in these Bylaws, any person who at any time serves or has served as a director or officer of the corporation, or in such capacity at the request of the corporation for any other corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (i) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) payments made by him in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he may have become liable in any such action, suit or proceeding.

6.2    Limitation of Indemnification

The corporation shall not indemnify any person hereunder against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. The corporation shall not indemnify any director with respect to any liability arising out of N.C.G.S. Section 55-8-33 (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in N.C.G.S. Section 55-2-02(b)(3).

6.3    Board Determination

If any action is necessary or appropriate to authorize the corporation to pay the indemnification required by these Bylaws the Board of Directors shall take such action, including (i) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him, (ii) giving notice to, and obtaining approval by, the shareholders of the corporation, and (iii) taking any other action.

6.4    Reliance

Any person who at any time after the adoption of these Bylaws serves or has served in any of the capacities indicated in these Bylaws shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of these Bylaws.

6.5    Agents and Employees

The provisions of these Bylaws shall not be deemed to preclude the corporation from indemnifying persons serving as agents or employees of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by law.

6.6    Expenses

The corporation shall be entitled to pay the expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

6.7    Insurance

As provided by N.C.G.S. Section 55-8-57, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liability.

7.    GENERAL PROVISIONS

7.1    Dividends

The Board of Directors may declare dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation and the laws of the State of North Carolina.

7.2    Execution of Instruments

All checks, drafts or other orders for the payment of money, and promissory notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.3    Fiscal Year

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

7.4    Seal

The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

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